SUB-ITEM 77Q3


DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING  8/31/2006
FILE NUMBER 811-9913
SERIES NO.: 5


74U.     1 Number of shares outstanding (000's Omitted)
           Class A                                           12,202
         2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
           Class B                                            2,985
           Class C                                            2,809
           Institutional Class                                3,373


74V.     1 Net asset value per share (to nearest cent)
           Class A                                          $ 25.53
         2 Net asset value per share of a second class of open-end company shares (to nearest cent)
           Class B                                          $ 24.79
           Class C                                          $ 24.78
           Institutional Class                              $ 25.83